Exhibit 10.1

March 25, 2020

Mr. Rajiv Ahuja

80441088

Dear Rajiv,

We are pleased to inform you that you have been elevated to the position of President in Band 1A with immediate effect, while your compensation has been revised effective April 1, 2020 as under:

A.	Fixed Compensation: Your fixed compensation shall be as follows:

Compensation Component	Amount (INR Per Month)	Amount (INR Per Annum)
Basic Salary	11,00,000	1,32,00,000
House Rent Allowance (HRA)	11,00,000	1,32,00,000
Other Allowance	4,18,000	50,16,000
PF (employer contribution)	1,32,000	15,84,000
Total Fixed Compensation	27,50,000	3,30,00,000

B.

Bonus/ Variable Compensation: You are eligible to participate in the Executive Incentive Bonus (EIB) Plan at 100% of your Fixed Compensation. Accordingly, your EIB plan for the year 2020 stands amended as per the Annexure 1.

We look forward to your sustained efforts, continued contributions and renewed commitment to organizational goals & objectives in future.

This letter supersedes all earlier letters, agreements, either oral or in writing between you and the company in the matter of your compensation. No change to any terms explained here above, will be valid unless the same is in writing and is duly signed by the authorized signatory of the company. .

For Aegis Customer Support Services Private Limited

S.M. Gupta

Global Chief People Officer

Annexure 1

Executive Incentive Bonus (EIB) Plan 2020

1.0	PURPOSE

1.1

The 2020 Executive Incentive Bonus Plan (“Plan”) is established to incent and reward eligible Participants (defined in Section 2.3) for performance towards achieving defined Business Targets for the current fiscal year.

2.0	DEFINITIONS

2.1	“Company” means StarTek, Inc. and its wholly owned operating subsidiaries.

2.2	“Compensation Committee” means the Compensation Committee of the Board of Directors of StarTek, Inc.

2.3	“Participant” means the Executive Leadership Team as attached in Appendix A.

2.4	“Plan Year” means January 1, 2020 through December 31, 2020, inclusive.

2.5	“Business Targets” are the measurements of the Company’s performance established for the Plan Year by the Company’s executive management and Compensation Committee as described in Section 4.1 below.

2.6

“Incentive Target Eligibility” is a percentage that is determined by the quantum of entitlement as provided in the Employment Contract or the subsequent communications about changes, if any, to the Participant(s).

2.7	“Business Targets Achievement” is the percentage by which Business Targets are achieved as determined by the applicable table in Appendix B.

2.8	“Base Salary” is the amount of annual fixed salary, prorated based on plan entry date and/or pay changes during the plan year, for which an incentive award is calculated.

3.0	PARTICIPATION ELIGIBILITY

3.1

Job Level: See eligibility list for 2020 in Appendix A. The quantum of entitlement is provided in the Employment Contract or the subsequent communications about changes, if any, issued to the Participant.

3.2	Entrance Date: Participants must be classified in an eligible position before October 1, 2020 to participate in the 2020 Executive Annual Incentive Plan.

3.3	New Hires/Promotions: Eligibility for new hires or promotions in an eligible position begins the first day of the month following hire or promotion date.

4.0	MEASUREMENT CRITERION/ PAYMENT FROM THE PLAN

4.1	Incentive earnings under the Plan are based on Business Targets.

(a)

The Business Targets are established for the Plan Year by the Company’s Compensation Committee of the Company’s Board of Directors. Payout for achieving Business Targets is scaled depending on the Company’s performance during the Plan Year versus the Business Targets per the matrix in Appendix B.

(b)	Business Target Achievement must meet all the following toll gate thresholds and criteria as per Appendix B to earn any payout based on achieving Business Targets; otherwise the payout is zero:

(i)	Minimum EBIDTA for Global Startek should be equal or greater than USD 62mn.

(ii)	Minimum cash flow should be as per the approved budget.

(iii)	The performance rating of the Participant should be 3 (Good) & above.

4.2

Incentive awards (if any) are earned after the 4th quarter close of the Company’s financial books. Earned incentive awards are subject to approval of 2020 financial performance by the Company’s Board of Directors.

4.3	Incentives earned for the Plan Year are paid as soon as administratively possible after approval in the following calendar year.

4.4	Incentive payout, if any, is made to a Participant as a lump sum, less required payroll taxes and withholdings.

4.5

In order to earn an incentive payment from the Plan, a Participant must also be in “active” status on the payroll of the Company or one of its wholly-owned operating subsidiaries at the time the incentive payments are made unless otherwise provided in any written contract with the Participant.

5.0	PARTIAL-YEAR PARTICIPANT ELIGIBILITY

5.1

An employee who becomes a Participant during the Plan Year may participate in the Plan on a pro rata basis. The amount of base salary earned by such employee during the Plan year after first becoming a Participant shall be the base salary earnings used to calculate any incentive payments.

5.2

If a Participant’s employment with the Company or any of its wholly-owned operating subsidiaries terminates during the Plan Year then (s)he ceases to be a Participant on the date employment is terminated. In this event, an incentive will neither be earned nor paid unless otherwise provided in any written contract with the Participant.

5.3

If a Participant changes his or her position within the Company or any of its wholly-owned operating subsidiaries during the Plan Year such that (s)he is no longer a Participant, then (s)he ceases to be a Participant on the date of such change, in which case a prorated bonus would be earned through the date of such change.

5.4

Participants on approved paid disability leave of absence during the Plan Year are not eligible to earn incentive awards for the period of time to the nearest whole month of the disability leave of absence. Earned awards during the Plan Year will be prorated for the number of whole months of active employment and participation in the Plan.

6.0	PLAN APPROVALS/ CHANGEABILITY

6.1

This Plan is subject to approval by the Compensation Committee and is effective only for the Plan Year noted above. There is no assurance that this Plan will be renewed or any similar plan will be adopted in the future.

6.2

The Compensation Committee reserves the right to change, suspend or eliminate this Plan, in whole or in part, at any time, with or without notice to Participants. Furthermore, the Compensation Committee retains discretion to adjust payouts and calculation of performance metrics as determined in its sole discretion.

7.0	FORFEITURE OF AWARDS:

Any Participant who may have earned an incentive under the Plan but whose overall performance does not meet or exceed performance expectations at the time of payment of the earned incentive awards is not eligible to receive payment under the Plan.

Any Participant who manipulates or attempts to manipulate the Plan or any components of performance measurements for personal benefit will forfeit any potentially earned awards and is subject to disciplinary action up to and including termination of employment.

Participant Signature:_______________________________________________________________

Printed Name: Rajiv Ahuja	Date:__________________________

By my signature above, I understand and accept the terms of this 2020 Executive Incentive Plan.

Appendix A

2020 EXECUTIVE INCENTIVE PLAN ELIGIBLITY MATRIX

Participant Name	Position	Annual Incentive Entitlement (% of base salary)	Period
Rajiv Ahuja	Global COO	50%	January 1, 2020 to March 31, 2020
	President	100%	April 1, 2020 to December 31, 2020

Appendix B

(***Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed.)

Business Target Matrix

Executive Incentive Bonus Plan

Year Ending December 31, 2020

2020 EBIDTA Matrix
EBIDTA Achievement (mn USD)	Bonus Eligibility
***	Nil
*** – ***	100%
*** – ***	120%
*** – ***	125%
>= ***	130%

Toll Gate(s)
Parameter	Target
EBIDTA	≥USD *** mn*
Minimum Cash Flow	As per approved budget
Individual Performance Rating	Good & above
*including CCC